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Exhibit 10.31
                           CORPORATE CUSTODY AGREEMENT

         This agreement is between the UNDERSIGNED as Principal and The Bank of Tampa, hereinafter called the Agent

         1. DELIVERY AND OWNERSHIP OF THE PROPERTY. Principal may deliver from time to time property acceptable to The Bank of Tampa to be held in accordance with this agreement. Principal is the owner of all property held pursuant to this agreement, and The Bank of Tampa is acting as agent of the Principal for the purposes set forth below.

         2. INVESTMENTS. The Bank of Tampa shall invest, sell, reinvest, and make other disposition of property only upon the instructions of Principal and shall undertake the collection of any item held as the same matures. Instructions shall be in writing to The Bank of Tampa and Principal assumes all risks resulting from action taken by The Bank of Tampa in good faith on such instructions. The Bank of Tampa shall not be required to comply with any direction to purchase securities unless there is sufficient cash available, or with any direction to sell securities unless such securities are held in the account at the time in deliverable form. Expenses incured in effecting any of the foregoing transactions shall be charged to the account.

         3. INCOME. The Bank of Tampa shall receive the income on the property held by it and after payment of expenses remit the net income as Principal may instruct.

         4. STATEMENTS. The Bank of Tampa shall furnish periodically to Principal statements of assets and statements of receipts and disbursements and shall furnish annual data for the preceding year to assist Principal in preparing returns for income tax purposes on the property held by Agent.

         5. NOMINEE. The Bank of Tampa may register all or any part of the property in a nominee of The Bank of Tampa, or may retain it unregistered and in bearer form.

         6. PAYMENT OF TAXES. Principal is responsible for the payment of all taxes assessed on or with respect to any property held by Agent and any income received and agrees to hold The Bank of Tampa harmless.

         7. COMPENSATION. The compensation of The Bank of Tampa shall be in accordance with its established fee schedules in effect from time to time. The Bank of Tampa shall be entitled to reimbursement for expenses.

         8. WITHDRAWAL OF PROPERTY AND TERMINATION OF AGREEMENT. Principal may withdraw any and all property held hereunder upon giving The Bank of Tampa written notice. The final withdrawal of all property held by Agent shall terminate this agreement. The Bank of Tampa shall have the right to terminate this agreement at any time upon giving the Principal written notice. The Bank of Tampa shall deliver the property as soon as practicable upon either a withdrawal or termination, but prior to delivery may require re-registration of any property held in nominee form.


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Exhibit 10.31


         9. AUTHORITY OF PRINCIPAL. Principal certifies that it has corporate authority to enter into this agreement. A certified copy of a resolution authorizing the opening of the account and stating the names of the corporate officers duly authorized to act on behalf of Principal is attached hereto. The Bank of Tampa is authorized to follow any and all instructions received by it from such person or persons until receipt by it of a certified copy of a new resolution conferring such authority upon another person or persons.

         10. INDEMNIFICATION. The Bank of Tampa is held harmless and indemnified for all acts on the part of the Principal and only acts upon the written direction from the Principal in accordance with Rule 17f-2 - Custody of Investments by Registered Management Investment Company. Such direction, whether depositing, withdrawing or other order shall be in the form of a specially designed form, properly completed, executed by the Principal and delivered to the Agent.

         11. LAW GOVERNING. The laws of Florida shall govern the interpretations of this agreement.

         12. GENERAL INFORMATION. The Corporation Tax Identification Number is: 59-3603677.

         This agreement shall bind the respective successors and assigns of the Principal and Agent. Principal and The Bank of Tampa have executed this agreement in duplicate on the dates set forth below.

                                             PRINCIPAL

                                             UTEK CORPORATION

ATTEST:

/s/  Carole R. Mason                         By: /s/  Clifford M. Gross
                                             Name:    Clifford M. Gross
                                             Title:   CEO

                                             Date:  12/13/2000

                                             AGENT

                                             THE BANK OF TAMPA

ATTEST:                                      By /s/   William F. Arthur
                                             Name:    William F. Arthur
                                             Title:   Authorized Officer

                                             Date:  12/13/2000